Exhibit 99.1
Beyond, Inc. Acquires Ecommerce Pioneer Zulily, Supercharging its Off-Priced Business
Company strategically doubles down on the off-priced home and lifestyle segment.

MIDVALE, Utah, March 7, 2024 — Beyond, Inc. (NYSE: BYON), owner of online retail giants Overstock and Bed Bath & Beyond, today announced the acquisition of the intellectual property and other brand assets of Zulily, the flash sale pioneer and ecommerce retailer. This strategic move was designed to further strengthen Beyond's position in the off-price market, enhancing value for customers on the products they’re looking for. The addition of Zulily will complement Beyond’s suite of brands, including Overstock, which is scheduled to relaunch later this month.

“This acquisition doubles down on our belief in the off-price market, and its importance to building our business, improving our margin profile, and growing our customer file,” said Marcus Lemonis, Executive Chairman of Beyond, Inc. “Zulily, in combination with our legacy brand, Overstock, will provide our vendors multiple outlets that, not only meet customers at various price points, but also offer an additional outlet to improve their inventory turns and financial performance.”

As part of the transaction, Beyond, Inc. acquires certain intellectual property assets related to the Zulily brand, including website and domain names, trademarks, tradenames, customer database, social media accounts, software to run the Zulily website, and goodwill associated with the brand. The transaction excludes all of Zulily’s liabilities, liens, and debts. Pursuant to Beyond’s asset purchase agreement, the Company purchased the assets for $4.5 million plus acquisition-related costs, funded entirely with cash on hand.

“This acquisition marks a strategic step forward in the transformation and long-term growth of Beyond,” said Lemonis. “We’re excited about the global vendor pool this acquisition opens the door to, driving incremental revenue by reengaging Zulily’s 18 million customers as well as the existing Beyond customer database with significant synergies across product categories,” said Lemonis.

The new Zulily site is expected to be fully functional by the end of Q2 2024 and contribute to Beyond’s 24-month revenue goal without adding any additional incremental fixed expense.

“Bringing the trusted Zulily brand into our asset-light business model allows us to offer furniture and home furnishings, apparel and footwear, jewelry and watches, among other categories that are also core competencies of our off-price Overstock business with flash sale deal pricing,” said Dave Nielsen, CEO of Overstock. “The ramp with Zulily is simple, as the website and mobile app are already built and available in the Shopify environment. We will be able to integrate it seamlessly into our back-end systems for order fulfillment, logistics, and operations to be handled by our existing teams.”

About Beyond
Beyond, Inc. (NYSE:BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products and services that unlock their homes’ potential. The Company owns Overstock, Bed Bath & Beyond, Baby & Beyond, and other related brands and associated intellectual property. It’s suite of online shopping brands feature millions of products for various life stages that millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Beyond.com.

Beyond, Bed Bath & Beyond, Welcome Rewards, Overstock and Overstock Government are trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the impact of the acquisition and the Zulily brand on our business; the relaunch of Overstock; the launch of the new Zulily site; our future actions, growth, strategy, or performance, including with respect to revenue, margin profile and customer profile. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024, and in our subsequent filings with the SEC.

Beyond, Inc. Communications: Sarah Factor pr@beyond.com